Exhibit 3.2
GENERAL MOTORS FINANCIAL COMPANY, INC.
THIRD AMENDED AND RESTATED BYLAWS
AS OF FEBRUARY 9, 2021
ARTICLE I.
OFFICES
Section 1.01 Registered Office. The registered office of General Motors Financial Company, Inc. (the “Corporation”) shall be located at such place within the State of Texas as the Board of Directors may from time to time determine.
Section 1.02 Other Offices. The Corporation may also have offices at such other places, either within or without the State of Texas, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE II.
MEETINGS OF SHAREHOLDERS
Section 2.01Location. All annual meetings of shareholders shall be held at the offices of the Corporation in the City of Fort Worth, County of Tarrant, State of Texas, or at such other place, within or without the State of Texas, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. All special meetings of shareholders shall be held at such location, within or without the State of Texas, as may be designated by the Board of Directors or as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may determine that a meeting will have no designated location because it is to be held solely by means of a conference telephone or other communication system authorized in Section 2.13 of these Bylaws.
Section 2.02Annual Meetings. Annual meetings of shareholders shall be held at such time and date as may be designated by the Board of Directors, at which the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.
Section 2.03 Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors or the holders of not less than ten percent (10%) of all shares entitled to vote at the meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.
Section 2.04 Notice. Written or printed notice stating the location, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally, by electronic transmission or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If the meeting is held solely by using a conference telephone or other communication system authorized by Section 2.13 of these Bylaws, no location for the meeting need be specified in the notice of the meeting. If the meeting is held solely or in part by using a conference telephone or other communication system authorized by Section 2.13, the form of communication system to be used for the meeting and the means for accessing the communication system must be stated in the notice.
Section 2.05 Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders, except as may otherwise be provided in the Corporation’s Second Amended and Restated Certificate of Formation, as amended (the “Certificate of Formation”) in accordance with Section 21.358 of the Texas Business Organizations Code, as amended (the “TBOC”). Unless otherwise provided in the Certificate of Formation, once a quorum is present at a meeting of the shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting by any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Certificate of Formation, the shareholders represented in person or by proxy at any meeting of the shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called.
Section 2.06 Votes Required for Action. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided by the Certificate of Formation in accordance with the TBOC. Unless otherwise provided in the Certificate of Formation in accordance with the TBOC, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.
Section 2.07 Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Certificate of Formation or the TBOC.
Section 2.08 Proxies. A shareholder may vote in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or other form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder is considered an execution in writing for purposes of this Section. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

Section 2.09 List of Shareholders. The officer or agent having charge of the stock transfer books shall prepare, not later than the eleventh (11th) day before the date of each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the type and number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This Section 2.09 does not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. The list of shareholders shall be produced and kept open at the meeting and shall be subject to the inspection of any shareholder during regular business hours. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The original share transfer records shall be prima facie evidence of the shareholders entitled to examine such list or transfer records or to vote at any such meeting of shareholders.
Section 2.10 Closing of Share Transfer Records and Fixing Record Date for Matters Other than Consents to Action. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of the shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or given or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

Section 2.11 Fixing Record Dates for Consents to Action. Unless a record date shall previously have been fixed or determined pursuant to Section 2.10 or this Section 2.11 of these Bylaws, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of the shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded, with such delivery made by hand or by certified or registered mail, return receipt requested, and in the case of delivery to the Corporation’s principal place of business, with such delivery addressed to the President. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.
Section 2.12 Action Without Meeting.
(1) Any action required by law to be taken at a meeting of the shareholders, and/or any action that may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by each holder of shares entitled to vote on the action.
(2) Every unanimous written consent of the shareholders shall bear the date of signature of each shareholder who signs the consent.
(3) Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.
Section 2.13 Telephone or Remote Communication Meetings. Shareholders may participate in and hold a meeting by means of conference telephone or similar communication equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. If voting is to take place at the meeting, reasonable measures must be implemented to verify that every shareholder voting at the meeting by means of remote communications is sufficiently identified, and a record of any vote or other action taken must be kept. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.14 Minutes of the Proceedings of Meetings. The shareholders shall keep regular minutes of their proceedings, and such minutes shall be placed in the minute book of the Corporation.
ARTICLE III.
DIRECTORS
Section 3.01 Management. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Formation or by these Bylaws directed or required to be exercised and done by the shareholders.
Section 3.02    Number. Election; Term; Qualification: Removal. The number of directors of the Corporation shall be such number as shall be from time to time specified by resolution of the Board of Directors; provided, however, that no director’s term shall be shortened by reason of a resolution reducing the number of directors; and further provided that the number of directors constituting the current Board of Directors shall be three (3) and shall remain at such number unless and until changed by resolution of the Board of Directors as aforesaid. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.03, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the Corporation. Any director may be removed at any time, with or without cause, at a special meeting of the shareholders called for that purpose.
Section 3.03 Resignations; Vacancies. A director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors (or by the sole remaining director) though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose; provided, however, that if the vacancy is caused by reason of an increase in the number of directors, the Board of Directors may vote to fill not more than two such directorships during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.
Section 3.04 Location of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.
Section 3.05 First Meeting of New Board. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Section 3.06 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 3.07 Annual or Special Meetings. An annual meeting of the Board of Directors shall be held following the annual meeting of shareholders, for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting. Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary on the written request of any director. Written notice of special meetings of the Board of Directors shall be given to each director at least one (1) day before the date of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 3.08 Quorum; Votes Required. A majority of the directors shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law or the Certificate of Formation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.
Section 3.09 Action Without Meeting. The Board of Directors and any committee of the Board of Directors may take action without holding a meeting, providing notice, or taking a vote if each director or member of the committee entitled to vote on the action signs a written consent or consents stating the action taken. Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a director or member of the committee may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing. Advance notice is not required to be given to take any action by written consent. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors or the committee, as the case may be, duly called and held. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.
Section 3.10 Telephone Meetings. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons. If voting is to take place at the meeting, reasonable measures must be implemented to verify that every director or committee member voting at the meeting by means of remote communications is sufficiently identified, and a record of any vote or other action taken must be kept. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 3.11 Committees of Directors. The Board of Directors may designate one or more committees composed of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, except where the action of the Board of Directors is required, or the authority of such committee is limited, by statute. The number of members on each committee may be increased or decreased from time to time by resolution of the Board of Directors. Any member of any committee may be removed from such committee at any time by resolution of the Board of Directors. Vacancies in the membership of a committee (whether by death, resignation, removal or otherwise) may be filled by resolution of the Board of Directors. The time, place and notice (if any) of meetings of any committee shall be determined by such committee. At meetings of any committee, a majority of the number of members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute, the Certificate of Formation, or these Bylaws. If a quorum is not present at a meeting of any committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.
Section 3.12 Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be paid their expenses, if any, for attending committee meetings.
Section 3.13 Minutes of the Proceedings of the Board. The Board of Directors shall keep regular minutes of its proceedings, and such minutes shall be placed in the minute book of the Corporation.

ARTICLE IV.
NOTICES
Section 4.01 General. Notices to shareholders, directors and committee members shall be in writing and may be delivered personally or mailed by U.S. mail, postage prepaid, to the shareholders, directors or committee members, respectively, at their addresses appearing on the books and share transfer records of the Corporation. Notice to shareholders shall be deemed to be given at the time when the same shall be so delivered or mailed. Notice to directors and committee members may also be given by nationally recognized overnight delivery or courier service and shall be deemed given when such notice shall be received by the proper recipient or, if earlier, (i) in the case of an overnight delivery or courier service, one (1) day after such notice is sent by such overnight delivery or courier service; and (ii) in the case of mailing by U.S. mail, three (3) days after such notice is mailed as described above. On consent of a shareholder, director or committee member, notice from the Corporation may be given to the shareholder, director or committee member by electronic transmission. The shareholder, director or committee member may specify the form of electronic transmission to be used to communicate notice. The shareholder, director or committee member may revoke this consent by written notice to the Corporation. The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number provided by the shareholder, director or committee member for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder, director or committee member for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder, director or committee member at the address provided by the shareholder, director or committee member for the purpose of alerting the shareholder, director or committee member of a posting; or (iv) communicated to the shareholder, director or committee member by any other form of electronic transmission consented to by the shareholder, director or committee member.
Section 4.02 Waivers. Whenever any notice is required to be given to any shareholder, director or committee member under the provisions of law or of the Certificate of Formation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
Section 4.03 Attendance as Waiver. Attendance of a director or member of a committee at a meeting shall constitute a waiver of notice of such meeting, except where a director or committee member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V.
OFFICERS
Section 5.01    General. The officers of the Corporation shall consist of a Chief Executive Officer, a President and a Secretary and may also include a Treasurer and one or more subordinate officers. Any two or more offices may be held by the same person.
Section 5.02 Election of Officers. At the first meeting of the Board of Directors after each annual meeting of shareholders, the Board of Directors shall elect a Chief Executive Officer, a President and a Secretary and, in its discretion, may also elect a Treasurer.
Section 5.03 Subordinate Officers. The Board of Directors from time to time may elect or appoint one or more subordinate officers (including one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolutions electing or appointing them. The Board of Directors may delegate to any officer the power to appoint any such subordinate officers and to prescribe their respective terms of office, authorities and duties.
Section 5.04    Chief Executive Officer. The Chief Executive Officer shall have the general executive responsibility for the conduct of the business and affairs of the Corporation. The Chief Executive Officer shall exercise such other powers, authority and responsibilities as the Board of Directors may determine. The Chief Executive Officer, if present, shall preside at all meetings of shareholders.
Section 5.05 President. The President shall have such power as may be by statute exclusively conferred upon the President and shall have such other powers and duties as shall be prescribed by the Board of Directors or the Chief Executive Officer.
Section 5.06 Vice Presidents. The Vice Presidents (including any Executive Vice Presidents, Senior Vice Presidents and Assistant Vice Presidents), if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and exercise such other powers as the Board of Directors, the Chief Executive Officer or the officer appointing them may from time to time prescribe.
Section 5.07 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary, the Treasurer or an Assistant Treasurer. The Secretary shall perform all duties incident to the office of Secretary and such other duties as are given to the Secretary by these Bylaws.

Section 5.08 Assistant Secretaries. The Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and exercise such other powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe.
Section 5.09 Treasurer. The Treasurer, if any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as are given to the Treasurer by these Bylaws or as from time to time may be assigned to the Treasurer by the Board of Directors or the Chief Executive Officer. In the absence of the election of a Treasurer or any Assistant Treasurers by the Board of Directors, the duties of the office of Treasurer shall be performed by the President.
Section 5.10 Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and exercise such other powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe.
Section 5.11 Term of Office. The officers of the Corporation shall hold office until their respective successors are chosen and qualified or until their earlier resignation or removal.
Section 5.12 Resignation. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary. Unless stated in the notice of resignation, the acceptance thereof shall not be necessary to make it effective. A resignation shall take effect at the time specified in the written notice thereof or, in the absence of such specification, upon the receipt of such written notice.
Section 5.13 Removal; Suspension. Any officer who is elected by the Board of Directors may be suspended or removed by the Board of Directors at any time; provided, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. The Chief Executive Officer may suspend the powers, authority, responsibility and compensation of any officer for a period of time sufficient to permit the Board of Directors a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension or removal of such officer. Any subordinate officer may be suspended or removed at any time by the Board of Directors, the Chief Executive Officer or any other officer to whom such subordinate officer reports.
Section 5.14 Vacancies. The Board of Directors may fill any vacancy created by the resignation, death, retirement or removal of an officer in the same manner as provided for the election or appointment of such officer.
ARTICLE VI.
SHARES OF STOCK
Section 6.01 Certificates. The shares of the Corporation may be represented by certificates or uncertificated. Certificates shall be prepared in such form as the Board of Directors may, from time to time, prescribe and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile. Each certificate representing shares shall state upon the front thereof that the Corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, that such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.
Section 6.02 Issuance; Payment. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value in the case of authorized but unissued shares) and to such persons as the Board of Directors may from time to time authorize. Consideration for the issuance of shares may consist of any type of consideration permitted under the TBOC. Shares may not be issued until the consideration for which the shares are to be issued shall have been paid or delivered as required in connection with the authorization of the shares. When the consideration is paid or delivered, such shares shall be considered to be issued and fully paid and nonassessable, and the subscriber or other person entitled to receive the shares shall be a shareholder with respect to the shares. In the absence of fraud in the transaction, the judgment of the Board of Directors is conclusive in determining the value and sufficiency of the consideration received for the shares.
Section 6.03 Signatures. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation in the same manner and with the same effect as if he or she were such officer at the date of the issuance.
Section 6.04 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
Section 6.05 Transfer of Certificates. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 6.06 Registered Holders of Shares. Unless otherwise provided in the TBOC, and subject to the provisions of Chapter 8 - Investment Securities of the Texas Business and Commerce Code, as amended:
(1) The Corporation may consider the person registered as the owner of a share in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 2.10 or 2.11 of these Bylaws) as the owner of that share at that time for purposes of voting that share, receiving distributions or notices in respect thereof, transferring the share, exercising rights of dissent with respect to that share, exercising or waiving any preemptive right with respect to that share, entering into any agreements with respect to that share in accordance with the TBOC, or giving proxies with respect to that share; and
(2) Neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of that share at that time for those purposes, regardless of whether that person does not possess a certificate representing that share.
ARTICLE VII.
INDEMNIFICATION
Section 7.01 Mandatory Indemnification. The Corporation shall indemnify and advance expenses to every current or former director and officer of the Corporation in the manner and to the fullest extent permitted by the TBOC as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred or suffered by or on behalf of such director or officer in connection with any proceeding in which such director or officer was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of any other entity, whether the basis of such proceeding is an alleged action in an official capacity as a representative or in any other capacity while serving as a representative.

Section 7.02 Permissive Indemnification.
(1) Subject to the other provisions of this Article, the Corporation may indemnify and advance expenses to every current or former employee or agent of the Corporation who is not a director or officer of the Corporation in the manner and to the fullest extent permitted by the TBOC as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against any and all expenses (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such current or former employee or agent in connection with any proceeding in which such current or former employee or agent was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such employee or agent is or was an employee or agent of the Corporation. Except as set forth in paragraph (2) below, the ultimate determination of entitlement to indemnification of current or former employees or agents who are not officers and directors shall be made in such manner as is provided by the TBOC.
(2) The Corporation shall indemnify and advance expenses to every current and former employee and agent of the Corporation who is not a director or officer of the Corporation in the manner and to the fullest extent permitted by the TBOC as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against any and all expenses (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such current or former employee or agent in connection with any proceeding in which such current or former employee or agent was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such employee or agent is or was serving at the request of the Corporation as a representative of any other entity, whether the basis of such proceeding is an alleged action in an official capacity as a representative or in any other capacity while serving as a representative.
Section 7.03 Initiated Proceedings. The Corporation shall not be required to indemnify any person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors.
Section 7.04 Advancement of Expenses.
(1)    The Corporation shall pay the expenses of persons indemnified by the Corporation pursuant to Sections 7.01 or 7.02(2) of these Bylaws incurred in defending any proceeding in advance of its final disposition; provided, however, that such payment shall be made only upon receipt of (i) a written affirmation by the indemnitee of their good faith belief that they have met the standard of conduct necessary for indemnification under this Article or otherwise, and (ii) a written undertaking by the indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right of appeal that the indemnitee is not entitled to be indemnified under this Article or otherwise.

(2)    The payment of expenses of a person indemnified by the Corporation pursuant to Section 7.02(1) of these Bylaws incurred in defending any proceeding in advance of its final disposition shall be made by or in the manner provided by resolution of the Board of Directors or by a committee of the Board of Directors; provided, however, that such payment shall be made only upon receipt of (i) a written affirmation by the indemnitee of their good faith belief that they have met the standard of conduct necessary for indemnification under this Article or otherwise, and (ii) a written undertaking by the indemnitee to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right of appeal that the indemnitee is not entitled to be indemnified under this Article or otherwise.
Section 7.05 Claims of Expenses. If a claim for indemnification or advancement of expenses by a person indemnified by the Corporation pursuant to Sections 7.01 or 7.02(2) of these Bylaws is not paid in full within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under this Article or otherwise.
Section 7.06 Non Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, any provision of the Certificate of Formation or of these Bylaws or of any agreement, any vote of shareholders or disinterested directors or otherwise.
Section 7.07 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a representative of another entity shall be reduced by any amount such person collects as indemnification from such other entity. The Corporation shall not be obligated pursuant to the terms of these Bylaws to make any payment provided under Section 7.02 of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that the indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, applicable law or otherwise. In the event of any payment under Section 7.02, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of a indemnitee, who shall execute all papers required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
Section 7.08 Insurance. The Board of Directors may, to the fullest extent permitted by the TBOC, authorize an appropriate officer or officers to purchase and maintain, at the Corporation’s expense, insurance: (i) to reimburse the Corporation for any obligation which it incurs under the provisions of this Article as a result of the indemnification of past, present or future directors, officers, employees and agents who have served in the past, are now serving or in the future will serve on behalf of the Corporation or at the request of the Corporation as a representative of another entity; and (ii) to pay on behalf of or to indemnify such persons against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article, whether or not the Corporation would have the power to indemnify such persons against such liability under this Article or otherwise.

Section 7.09 Nature of Rights; Amendment or Repeal. The rights conferred in this Article shall be contract rights that shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors, administrators, or other legal representatives. Any repeal or modification of the foregoing provisions of this Article shall be prospective only and shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VIII.
GENERAL PROVISIONS
Section 8.01 Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property or its own shares pursuant to law and subject to the provisions of the Certificate of Formation.
Section 8.02 Reserves. The Board of Directors may by resolution create a reserve or reserves out of surplus for any proper purpose or purposes, and may modify or abolish any such reserve in the same manner.
Section 8.03 Books and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Directors and each committee of the Board of Directors. The Corporation shall keep at its registered office or, whether within or outside the State of Texas, at its principal place of business or at the office of its transfer agent or registrar, a current record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and mailing addresses of all past and current shareholders and the number and class or series of shares issued by the Corporation held by each of them. Any books, records, minutes and share transfer records may be in written paper form or in any other form capable of being converted into written paper form within a reasonable time.
Section 8.04 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 8.05 Fiscal Year. The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors.
Section 8.06 Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Texas.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
Section 8.07 Construction. Whenever the context or circumstances so require, for all terms used herein, the masculine shall include the feminine and neuter, and the singular shall include the plural, and vice versa.

Section 8.08 Severability. If any provision of these Bylaws shall be held illegal, invalid or inoperative, then, so far as is reasonable and possible (i) the remainder of these Bylaws shall be and remain legal, valid and operative and (ii) effect shall be given the intent manifested by the provision held illegal, invalid or inoperative and to that end, such illegal, invalid or inoperative provision shall be deemed to have been replaced by a provision that is as similar to such illegal, invalid or inoperative provision as possible and still be legal, valid and operative.
Section 8.09 Headings. Headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation of the substantive provisions of these Bylaws.
Section 8.10 Emergencies. Notwithstanding any other provision of these Bylaws to the contrary, during an emergency period following major catastrophe resulting in the loss by death, mental or physical incapacity or otherwise, or the isolation of members of the Board of Directors or officers of the Corporation, a majority of the remaining directors (who have not been rendered incapable of acting by death, physical or mental incapacity, isolation or otherwise) shall constitute a quorum of the Board of Directors and shall have the power, by majority vote, (i) to fill vacancies on the Board of Directors and to elect and appoint officers of the Corporation, (ii) to call special meetings of the shareholders, and (iii) to carry on any and all other corporate business. During such emergency period reasonable attempts shall be made to give notice to directors, but actions taken at a meeting held during such period shall not be rendered invalid solely because of failure to give notice as otherwise required.
ARTICLE IX.
AMENDMENT OF BYLAWS
Section 9.01 General. These Bylaws may be altered, amended or repealed, or new bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting), subject to repeal or change at any meeting of the shareholders at which a quorum is present, by the affirmative vote of a majority of the shareholders present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting).
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